EXHIBIT 23.2

         Consent of Independent Registered Certified Public Accountants



April 12, 2007

New Taohuayuan Culture Tourism Company Limited
1# Dongfeng Road
Xi'an Weiyang Tourism Development District
Xian
China


      We consent to the inclusion in this Registration Statement on Form SB-2 of New Taohuayuan Culture Tourism Co., Ltd., a Nevada corporation, of our report dated February 23, 2007, relating to the financial statements of the Company for the years ended December 31, 2005 and 2006.



Michael Pollack